EXHIBIT 10.59
                                                                   -------------


                                  AMENDMENT TO
                        STOCK PURCHASE AND LOAN AGREEMENT

         Reference is made to that certain Stock Purchase and Loan Agreement (the "Original Loan Agreement"), dated as of December 21, 1998 by and between ANNIE'S HOMEGROWN, INC. (the "Company"), a Delaware corporation and ANN E. WITHEY ("Key Employee").

         This Amendment to the Original Loan Agreement is made as of November __, 1999 by and between the Company and Key Employee. Capitalized terms not defined in this Amendment shall have the meaning given to them in the Original Loan Agreement.

                                   BACKGROUND
                                   ----------

         A. Key Employee and the Company entered into the Original Loan Agreement to enable Key Employee to purchase shares of Company Common Stock pursuant to options that previously were granted by the Company to Key Employee.

         B. Pursuant to the Original Loan Agreement, Key Employee borrowed $71,978.10 from the Company (the "Loan").

         C. Key Employee and the Company wish to amend the Original Loan Agreement as set forth herein.

                                    AGREEMENT
                                    ---------

         IN CONSIDERATION OF THE FOREGOING BACKGROUND AND THE MUTUAL AGREEMENTS OF THE PARTIES SET FORTH IN THIS AMENDMENT, THE COMPANY AND KEY EMPLOYEE AGREE AS FOLLOWS:

SECTION 1.        AMENDMENT TO ACCELERATION CLAUSE.

         (A) Key Employee and Company hereby amend the Original Loan Agreement to strike the first sentence of Section 8.4, and to replace that sentence with the following text:

                  In the event that (x) the Company exercises its right to buy back the Shares from Key Employee pursuant to Section 8.1 of this Agreement, and (y) the Key Employee's employment has been terminated for Good Cause (other than as a result of her death or by her voluntary termination), then any outstanding Principal Amount and any applicable Interest will be immediately due and payable and shall be applied against amounts due to Key Employee for purchase of Shares.

         (B) Key Employee and Company hereby amend the Original Loan Agreement to strike the word "either" in the second sentence of 8.4, and replace that phrase with "(but is not obligated to)".

           A. THE PURPOSE OF THIS SECTION IS TO WAIVE THE COMPANY'S RIGHT TO ACCELERATE THE MATURITY DATE OF THE LOAN IN THE EVENT THAT THE KEY
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                  EMPLOYEE IS TERMINATED AS A RESULT OF HER DEATH, BY HER
                  VOLUNTARY TERMINATION OR OTHERWISE NOT FOR GOOD CAUSE.

SECTION 2. RATIFICATION. In all other respects, the Original Loan Agreement is hereby ratified and confirmed.

SECTION 3. COUNTERPARTS. This Amendment may be executed in counterparts, each of which will be considered an original and each of which will constitute one and the same document.



         IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.


                                            ANNIE'S HOMEGROWN, INC.


                                            By:  /s/ Paul B. Nardone
                                                 ------------------------------
                                                 Paul B. Nardone, President and
                                                 Chief Operating Officer